Exhibit 23.1
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement No. 333-121005 of Simtek Corporation on Form S-8 of our report, dated March 23, 2006, appearing in this Annual Report on Form 10-K of Simtek Corporation for the year ended December 31, 2005.

/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
April 6, 2006